SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Exchange Act of 1934


Date of Report                 March 31, 1995
                       (Date of earliest event reported)




                SIMMONS FIRST NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)




Arkansas                  0-6253              71-0407808
(State or other         (Commission         (I.R.S. employer
jurisdiction of         file number)         identification No.)
incorporation
or organization)



501 Main Street, Pine Bluff, Arkansas           71601
(Address of principal executive offices)       (Zip Code)





                          (501) 541-1000
       (Registrant's telephone number, including area code)



ITEM 5.   OTHER EVENTS.

     The following is the text of a press release issued by the registrant at 3:05 P.M. Central Standard Time on March 31, 1995:


  SIMMONS FIRST COMPLETES ACQUISITION OF DUMAS BANCSHARES, INC.

     Pine Bluff -- J. Thomas May, president and chief executive officer of Simmons First National Corporation (SFNC), has announced the acquisition of Dumas Bancshares, Inc. (DBI). A definitive agreement was previously announced in November 1994, under the terms of which DBI would be merged into SFNC in a transaction valued at $5 million.

     As part of the transaction, First State Bank of Gould, with branches in Grady and Star City, will be merged into Simmons First National Bank, SFNC's lead bank, and Dumas State Bank will change its name to Simmons First Bank of Dumas and will continue its operations as a subsidiary of SFNC.

     Simmons First now owns four banks and conducts banking operations from 26 offices in 13 Arkansas communities.

     "We view this as a positive decision for our bank and the customers of Dumas Bancshares, Inc." May said. "We are excited about this opportunity to serve more customers in Southeast Arkansas and look forward to expanding the Simmons First tradition of 'Putting People First' by providing the very best in quality service and a wide choice of competitive products to this area." These will include Simmons First 24-hour Express Banking Centers in Dumas and Star City, VISA and MasterCard with one of the lowest rates in America, Express Checking and Student Loans. In addition, Simmons First offers a variety of checking, savings and investment plans, plus a full range of loan services including loans for consumers, businesses, agriculture and all types of real estate loan products.

     May also said that, "We promise to make the conversion to Simmons First as easy as possible for our new customers and they will be banking with the same friendly and helpful associates they have known at Dumas State Bank and First State Bank of Gould and their branches in Grady and Star City."

     Simmons First National Bank is the flagship bank of the $713 million Simmons First National Corporation, headquartered in Pine Bluff, and loan production offices in Little Rock, Fayetteville, and Springdale, and Trust Offices in Bella Vista and Jonesboro. Other holdings of the Corporation include Simmons First Bank of Jonesboro, Simmons First Bank of Lake Village, Simmons First Bank of Dumas and Simmons First Mortgage Company of Little Rock.

     Simmons First National Corporation recently announced record, year-end earnings of $9.9 million, an increase of 4.9% over the 1993 earnings of $9.4 million. The Corporation's return on average assets reflected a record level of 1.39% for the year ended December 31, 1994, up from 1.33% for the same period in 1993.

FOR MORE INFORMATION CONTACT:
Lawrence Fikes
Vice President/Marketing Group
Simmons First National Bank
(501) 541-1438
1-800-272-2213
FAX (501) 541-1045




                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SIMMONS FIRST NATIONAL CORPORATION


Date: March 31, 1995                 By /s/ J. Thomas May
                                            J. Thomas May, President &
                                                 Chief Executive Officer